                     TERMINATION AND SEVERANCE AGREEMENT

     This Termination and Severance Agreement ("Agreement") is made this 24th day of July, 1998 between Communication TeleSystems International d/b/a WorldxChange Communications, a California corporation (hereinafter referred to as "CTS") and Holly Mead (hereinafter referred to as "Mead").

     WHEREAS, Mead is currently employed by CTS;

     WHEREAS, Mead has tendered her resignation which CTS has accepted; and

     WHEREAS, Mead has requested the payment of severance benefits, which CTS has agreed to on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

     1. TERMINATION OF EMPLOYMENT: The termination of Mead's employment with CTS, based upon Mead's voluntary resignation, shall be effective as of July 31, 1998 (the "Termination Date").

     2. PAYMENT OF WAGES: Mead acknowledges that she has previously received payment from CTS for all amounts due and owing as wages for services performed by Mead through and including July 31, 1998.

     3. SEVERANCE PAYMENTS: CTS shall pay to Mead Five Hundred Seventy Four Thousand Seven Hundred Fifty Dollars ($574,750) in severance benefits (the "Severance

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Payments"), on the dates and in the amounts set forth in Exhibit "A" to this
Agreement. Notwithstanding anything to the contrary contained herein, however, any Severance Payments which would otherwise be payable on or after August 1, 1999 and which have not already been paid to Mead, shall not be payable after the closing of a "CTS Event" as defined below. The term "CTS Event" shall mean a public offering of CTS stock or a merger in which shareholders of CTS common stock receive stock which is publicly traded.

     4. DEDUCTIONS: All payments made to Mead pursuant to this Agreement shall be subject to any and all deductions and withholding requirements required by law.

     5. CONTINUING OBLIGATIONS OF MEAD: Mead agrees to the following continuing obligations:

          (a) For a period of twenty-four (24) months following the Termination Date, Mead will not, for herself or on behalf of any other person, firm, partnership or cooperation, directly or indirectly, call upon or serve any Customers of CTS or its affiliates for the purpose of soliciting or offered in the market place any products or services which are the same as or substantially similar to those provided to customers by CTS or its affiliates. For purposes of this Agreement "Customers of CTS" shall include but not be limited to, all customers contacted, solicited or served by CTS or its affiliates within twelve (12) months prior to the Termination Date.

          (b) For a period of eighteen (18) months following the Termination Date, Mead will not, directly or through another person or entity, for herself or on behalf of any other person, firm, partnership or cooperation, directly or indirectly seek to persuade any director, officer or employee of CTS to discontinue that individuals status or employment with CTS, or employ or engage as a consultant any person who was employed by CTS as of the Termination Date.

          (c) For a period of nine (9) months following the Termination Date, Mead will not, directly or indirectly, alone or as an employee, independent contractor of any type, partner, officer, director, creditor, stockholder, or holder of any option or right to become a stockholder in any entity or organization, (i) engage in the long distance telecommunications business in the United States, Canada, Europe or Australia or (ii) engage in direct competition with any other business operation

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actively conducted by CTS or its affiliates, and any business pertaining to the sale, distribution, manufacture, marketing, production or provision or products or services similar to or in competition with any products or services produced, designed, manufactured, sold, distributed or rendered, as the case may be, by CTS or its affiliates.

          (d) For a period of nine (9) months following the Termination Date, Mead shall not advance credit, lend money, furnish quarters or give advice, directly or indirectly to any person, corporation or business entity of any kind which is engaged in any business or operation described in sub-paragraph 5(c).

          (e) Mead shall not in any way publicly disparage CTS or its affiliates at any time.

          (f) For a period of twenty four (24) months following the Termination Date, Mead agrees to provide to CTS and its affiliates truthful and complete cooperation including, but not limited to, appearance at interviews and depositions at reasonable times in all regulatory and litigation matters relating to CTS and her prior employment by CTS whether or not such matters have been commenced at the time of such termination at no additional compensation, provided however, that to CTS will reimburse Mead for all reasonable expenses incurred in connection with such requested cooperation.

          (g) Notwithstanding the foregoing, nothing contained in Section 5(c) or (d) shall prevent Mead from investing in cooperate securities which are traded on a nationally recognized stock exchange, so long as Mead own less than 5% of the outstanding voting securities of the company involved.

          (h) If any of the restrictions on competitive activities contained in Section 5 of this Agreement shall for any reason be held by a court or arbitration tribunal of competent jurisdiction to be excessively broad as to duration, geographical scope, activity subject or otherwise, such restrictions shall be construed so as to be enforceable to the extend compatible with applicable law as it shall then exist; it begin understood that by execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights and expectations.

     6. CESSATION OF PAYMENTS AND INJUNCTIVE RELIEF: In the event of any breach or threatened breach my Mead of any of the provisions of Section 5 of this Agreement, CTS shall

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be entitled to : (i) immediately terminate all further payment of the
Severance Payments and any other compensation or benefits that may be payable under this Agreement; (ii) recover provable damages and reasonable attorney's fees; and (iii) to an immediate injunction restraining Mead from committing or continuing to commit a breach of such provisions without the need to show or prove actual damages. In the event of Mead's breach or threatened breach of any of the provisions of Section 5 of this Agreement, CTS shall not be required to make any further Severance Payments to Mead, regardless of whether CTS seeks or obtains injunctive relief under this paragraph and regardless of whether such breach is subsequently cured.

     7. RETURN OF PROPERTY: On or before the Termination Date, Mead shall return to CTS all property of CTS, which shall include but not be limited to all property in Mead's possession or under her control which was purchased or reimbursed by CTS or its affiliates, and all records and documents belonging to CTS or its affiliates, furnished to Mead by CTS or its affiliates or generated by Mead or any other CTS employee or consultant in the course of their employment or other activities on behalf of CTS or its affiliates.

     8. INVENTIONS: Mead agrees that all improvements, discoveries, inventions, designs, or other data relating to the business of CTS or its affiliates (whether or not patentable) conceived, developed, made, perfected, acquired, or first reduced to practice by Mead, in whole or part, during the term of her employment with CTS, both during off-duty hours and away from the premises of CTS as well as in the regular course of employment by Mead during development and research, shall be and at all times remain the property of CTS. Mead further agrees that, upon request by CTS at any time, she will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters, patents, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents or other data as required for vesting title to same in CTS. The provisions of this paragraph shall not, however, apply to any invention that Mead developed entirely on her own time without using CTS's equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception

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or reduction or practice of the invention to the business of CTS, or actual or demonstrably anticipated research or development of CTS; or (ii) result for any work performed by Mead for CTS.

     9. STOCK OPTIONS: Mead acknowledges and agrees that: (i) Exhibit "B" to this Agreement contains a full, complete and accurate description of all stock options granted to Mead by CTS and its affiliates (the "Stock Option Grants"), including the number of options granted to Mead which will be vested as of the Termination Date; (ii) all options previously granted to Mead which have not vested as of the Termination Date will be forfeited; and
(iii) pursuant to the provisions of the 1996 Stock Option/Stock Issuance Plan adopted by CTS (the "Plan"), the period for exercising stock options granted to Mead under the Plan which have vested as of the Termination Date ("Plan Options") shall be reduced to a three (3) month period commencing with the date of Mead's cessation of service with CTS, after which such Plan Options shall terminate and cease to be outstanding. In the event Mead desires to exercise any or all of the Plan Options, CTS shall extend a full recourse a loan to Mead for such purpose with a term of three (3) years, with interest at the rate of ten percent (10%) per annum and principal and all accrued interested payable at the end of the loan term, to be fully secured by all shares acquired with the loan proceeds until such time as the loan is fully repaid.
In order to obtain such loan, Mead shall be required to execute a promissory note and pledge agreement in form and substance satisfactory to CTS.

     10. RELEASE: Except as to (i) such rights or claims as may be created by this Agreement, and (ii) rights or claims relating to the Stock Option Grants, Mead hereby releases and discharges CTS and its affiliates and their respective agents, employees, partners, representatives, shareholders, officers, directors, attorneys, insurers, affiliates, subsidiaries, and predecessors and successors in interest from any and all claims, demands and cause or causes of action here for or hereafter arising out of, connected with or incidental to Mead's employment by CTS or any dealings between Mead and CTS or its affiliates prior to the Termination Date, including but not limited to, and without limiting the generality of the foregoing, any claims for wages, vacation pay, expense reimbursement, or severance benefits. Mead specifically waives the benefit of the provisions of Section 1542 of the CIVIL CODE of the State of California, which provides as follows:

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     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT
     KNOW OR SUSPECT TO EXIST IN THIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED HIS SETTLEMENT WITH THE DEBTOR".

The release granted by Mead shall apply to all claims, whether known or unknown.

     11. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void.

     12. CHOICE OF LAW: This Agreement is entered into in accordance with and shall be governed by California law; provided that if any California law shall dictate that the laws of another jurisdiction be applied in any proceeding, such California law shall be superseded by this paragraph and the remaining laws of California shall nevertheless be applied in such proceeding.

     13. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalided.

     14. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, statement promises or understandings shall not be used to interpret or constitute this Agreement.

     15. GENDER AND NUMBER: As used in this Agreement, the masculine, feminine or

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neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     16. VENUE: The venue of any civil action, arbitration or other legal proceeding between Mead, on one hand, and CTS and/or its officers, directors and employees or its affiliates, on the other hand, arising out of or relating to this Agreement, the employment of Mead by CTS, the termination of Mead's employment with CTS, or any other dealings between Mead and CTS or its affiliates, lies only in San Diego, California, and Mead and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     17. AMENDMENT AND WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Mead and CTS. The waiver by CTS of any breach by Mead of any term or provisions of this Agreement shall not be construed as a waiver of any subsequent breach.

     18. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     19. HEADLINES AND CONSTRUCTION: Both parties have been represented by legal counsel and have cooperated in the drafting of this Agreement, which shall not be construed against either party. The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     20. ARBITRATION: Any claim or controversy arising out of or relating to this Agreement, the termination of Mead's employment with CTS or any dealings between Mead, on one hand, and CTS or its affiliates and/or the officers, directors, employees or agents of CTS, or its affiliates, on the other hand, shall be settled before J.A.M.S./ENDISPUTE ("JAMS") in accordance

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with the then obtaining Comprehensive Arbitration Rules and Procedures of
JAMS, as modified herein. A single arbitrator shall be appointed directly by JAMS (without input from the parties) within five (5) days after receipt of a demand for arbitration from any party to this Agreement. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The award in such arbitration proceeding may be entered in any Court of competent jurisdiction specified in paragraph 16 of this Agreement.

     21. DEFINITION OF CTS AFFILIATE: For purposes of this Agreement, the term "affiliate(s)" shall mean and refer to any direct or indirect parent or subsidiary corporation of CTS, as well as CTS Telcom, Inc., a Florida corporation and WorldxChange Limited, a New Zealand corporation.

     22. MODIFICATION OF AGREEMENT TO ACCOMPLISH POOLING TRANSACTION: In the event it is determined at any time by the certified public accountants of CTS, the certified public accountants of any acquiror of CTS or any regulatory agency that any of the monetary or non-monetary consideration furnished or to be furnished to Mead pursuant to this Agreement would preclude accounting for a proposed transaction involving CTS as a "pooling of interests", then in such event Mead shall be required to immediately restore such consideration and/or take such other action as may be required by such accountants or regulatory agency so that the proposed transaction may be accounted for as a "pooling of interests".


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IT SO AGREED:

COMMUNICATION TELESYSTEMS INTERNATIONAL

BY:  /s/ Edward S. Soren
   ------------------------------------

ITS:  Chairman
    -----------------------------------

/s/ Holly Mead
---------------------------------------
HOLLY MEAD, INDIVIDUALLY






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                          EXHIBIT "A"
               SCHEDULE OF SEVERANCE PAYMENTS

     DATE                                             AMOUNT
     ----                                             ------
August 1, 1998                                      $11,200.00*
August 7, 1998                                      $65,175.00
September 1, 1998                                   $26,375.00
October 1, 1998                                     $26,375.00
November 1, 1998                                    $26,375.00
December 1, 1998                                    $26,375.00
January 1, 1999                                     $76,375.00
February 1, 1999                                    $26,375.00
March 1, 1999                                       $26,375.00
April 1, 1999                                       $26,375.00
May 1, 1999                                         $26,375.00
June 1, 1999                                        $26,375.00
July 1, 1999                                        $26,375.00
August 1, 1999                                      $26,375.00
September 1, 1999                                   $26,375.00
October 1, 1999                                     $26,375.00
November 1, 1999                                    $26,375.00
December 1, 1999                                    $26,375.00
January 1, 2000                                     $26,375.00

*The August 1, 1998 payment in the amount of $11,200.00 was previously advanced to Mead, and Mead acknowledges receipt and full payment thereof.


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                                   EXHIBIT "B"
                            SCHEDULE OF STOCK OPTIONS

                                                                    Number
                                          Number                   of Shares
                                        of Shares     Exercise     Vested at
Grant Date           Type of Grant       Granted        Price     Termination
----------           -------------      ---------     --------    -----------
January 5, 1995     Letter Agreement     120,000       $0.4166      120,000
April 5, 1995       Letter Agreement      60,000       $0.6666       52,500
December 6, 1996    Corporate Plan       102,000       $5.00         51,000
December 1, 1997    Corporate Plan        30,000       $9.00          6,000
                                                                    -------
                                                       TOTAL        229,500

NOTE: Share amounts and exercise prices listed take into account all stock splits.


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